EXHIBIT 10.15

                      SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

                                     BETWEEN

                              ROADHOUSE GRILL, INC.

                                       AND
                   THE SEVERAL PURCHASERS NAMED IN SCHEDULE I

                         DATED AS OF FEBRUARY 10, 1994
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                                TABLE OF CONTENTS

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                                                                                                               PAGE

ARTICLE I. - THE SERIES A PREFERRED SHARES......................................................................  1
         Section 1.1.      Issuance, Sale and Delivery of the Series A Preferred Shares.........................  1
         Section 1.        Closing..............................................................................  1

ARTICLE II. - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................................  2
         Section 2.1.      Organization, Qualification and Corporate Power......................................  2
         Section 2.        Authorization of Agreements, Etc.....................................................  3
         Section 2.3.      Validity.............................................................................  4
         Section 2.4.      Authorized Capital Stock.............................................................  4
         Section 2.5.      Financial Statements.................................................................  5
         Section 2.6.      Events Subsequent to the Date of the Balance Sheet...................................  6
         Section 2.7.      Litigation:  Compliance with Law.....................................................  6
         Section 2.8.      Proprietary Information of Third Parties.............................................  7
         Section 2.9.      Title to Properties..................................................................  7
         Section 2.10.     Leasehold Interests..................................................................  8
         Section 2.11.     Insurance............................................................................  8
         Section 2.12.     Taxes................................................................................  8
         Section 2.13.     Other Agreements.....................................................................  9
         Section 2.14.     Patents, Trademarks, Etc............................................................. 11
         Section 2.15.     Loans and Advances................................................................... 11
         Section 2.16.     Assumptions, Guaranties, Etc. of Indebtedness of Other Persons....................... 11
         Section 2.17.     Significant Suppliers and Licensees.................................................. 12
         Section 2.18.     Governmental Approvals............................................................... 12
         Section 2.19.     Disclosure........................................................................... 12
         Section 2.20.     Offering of the Series A Preferred Shares............................................ 13
         Section 2.21.     Brokers.............................................................................. 13
         Section 2.22.     Officers............................................................................. 13
         Section 2.23.     Transactions With Affiliates......................................................... 13
         Section 2.24.     Employees............................................................................ 14
         Section 2.25.     U.S. Real Property Holding Corporation............................................... 14
         Section 2.26.     License.............................................................................. 14
         Section 2.27.     Restaurants Under Development........................................................ 14
         Section 2.28.     Compliance With Franchise Laws....................................................... 14

ARTICLE III. - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS................................................. 15

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ARTICLE IV. - CONDITIONS TO THE CLOSING......................................................................... 16
         Section 4.1.      Conditions to the Obligations of the Purchasers...................................... 16
         Section 4.2.      Conditions to the Obligations of the Company......................................... 18

         ARTICLE V. - COVENANTS OF THE COMPANY.................................................................. 19
         Section 5.1.      Financial Statements, Reports, Etc................................................... 19
         Section 5.2.      Right of First Refusal............................................................... 20
         Section 5.3.      Reserve for Shares................................................................... 21
         Section 5.4.      Corporate Existence.................................................................. 22
         Section 5.5.      Properties, Business, Insurance...................................................... 22
         Section 5.6.      Restrictive Agreements Prohibited.................................................... 22
         Section 5.7.      Transactions with Affiliates......................................................... 23
         Section 5.8.      Expenses of Directors................................................................ 23
         Section 5.9.      Use of Proceeds...................................................................... 23
         Section 5.10.     Board of Directors Meetings.......................................................... 23
         Section 5.11.     Compensation......................................................................... 24
         Section 5.12.     By-Laws.............................................................................. 24
         Section 5.13.     Performance of Contracts............................................................. 24
         Section 5.14.     Proprietary Information Agreements................................................... 24
         Section 5.15.     Maintenance of Ownership of Subsidiaries............................................. 24
         Section 5.16.     Distributions by Subsidiaries........................................................ 25
         Section 5.17.     Compliance with Laws................................................................. 25
         Section 5.18.     Keeping of Records and Books of Account.............................................. 25
         Section 5.19.     U.S. Real Property Interest Statement................................................ 25
         Section 5.20.     Initial Public Offering.............................................................. 26

ARTICLE VI. - ADDITIONAL SERIES A CONVERTIBLE PREFERRED

STOCK COVENANTS................................................................................................. 26
         Section 6.1.      Special Class Vote................................................................... 26
         Section 6.2.      Merger, etc.......................................................................... 27
         Section 7.1.      Expenses............................................................................. 27
         Section 7.2.      Survival of Agreements............................................................... 28
         Section 7.3.      Brokerage............................................................................ 28
         Section 7.4.      Parties in Interest.................................................................. 28
         Section 7.5.      Notices.............................................................................. 28
         Section 7.6.      Governing Law........................................................................ 29
         Section 7.7.      Entire Agreement..................................................................... 29
         Section 7.8.      Counterparts......................................................................... 29
         Section 7.9.      Amendments........................................................................... 29
         Section 7.10.     Severability......................................................................... 29
         Section 7.11.     Titles and Subtitles................................................................. 30
         Section 7.12.     Certain Defined Terms................................................................ 30

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INDEX TO EXHIBITS:

EXHIBIT A:        Form of 1994 Registration Rights Agreement
EXHIBIT B:                 Restated Certificate of Incorporation
EXHIBIT C:                 Form of Confidentiality Agreement
EXHIBIT D:        Form of 1994 Voting Agreement
EXHIBIT E:                 Form of Initial Stockholders' Agreement

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                      SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

         THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of February 10, 1994 between ROADHOUSE GRILL, INC., a Florida corporation (the "Company"), and the several purchasers named in the attached SCHEDULE I (individually a "Purchaser" and collectively the "Purchasers").

         WHEREAS, the Company wishes to issue and sell to the Purchasers a minimum of 2,000,000 shares of the authorized but unissued Series A Convertible Preferred Stock, $.01 par value, of the Company (the "Series A Preferred Shares"); and

         WHEREAS, the Purchasers, severally, wish to purchase the Series A Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                   ARTICLE I.

                          THE SERIES A PREFERRED SHARES

         Section 1.1. ISSUANCE, SALE AND DELIVERY OF THE SERIES A PREFERRED SHARES.

         Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Series A Preferred Shares set forth opposite the name of such Purchaser under the heading "Number of Series A Preferred Shares to be Purchased" on SCHEDULE I, at the aggregate purchase price set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Series A Preferred Shares" on SCHEDULE I.

         Section 1.2.      CLOSING.

         The initial closing under this Agreement shall take place at such location and at such date and time at which irrevocable subscriptions for at least 1,000,000 Series A Preferred Shares shall have been received and as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date.") In the event that less than 3,000,000 Series A Preferred Shares are subscribed and issued at the Closing, the Company shall hold a subsequent closing or closings for any remaining unsold Series A Preferred Shares, provided that no more than 3,000,000 Series A Preferred Shares shall be issued as part of this Offering. All of such subsequent closings shall be held within thirty days of the initial closing. At

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each closing, the Company shall deliver to each Purchaser a certificate or certificates in such denominations and registered in such names as set forth on
Schedule I, representing the number of Series A Preferred Shares to be purchased by such Purchaser from the Company, against payment by such Purchaser to the Company of the full purchase price of the Series A Preferred Shares in the amount set forth opposite the name of each Purchaser under the heading "Aggregate Purchase Price for Series A Preferred Shares" on SCHEDULE I (as such
SCHEDULE I shall be revised to take into account subsequent closings) by wire transfer of immediately available funds or as otherwise agreed by the Company and the Purchasers.

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company, John Y. Brown, Jr. and J. David Toole, III, jointly and severally, represent and warrant to the Purchasers that, except as set forth in the Disclosure Schedule attached as SCHEDULE II (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

         Section 2.1.      ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

                  (a) The Company is a corporation incorporated and organized under the laws of the State of Florida and its status is active, and it is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the 1994 Registration Rights Agreement with the Purchasers in the form attached as EXHIBIT A (the "1994 Registration Rights Agreement"), the 1994 Voting Agreement with the Purchasers in the form attached as EXHIBIT D (the "1994 Voting Agreement"), the Initial Stockholders' Agreement with the Purchasers and the initial stockholders of the Company in the form attached as EXHIBIT E (the "Initial Stockholders Agreement") and the Warrant to purchase shares of Series A Preferred Shares (the "Warrant"), to issue, sell and deliver the Series A Preferred Shares, to issue and deliver the shares of Common Stock, one cent ($.01) par value, of the Company (the "Common Stock") issuable upon conversion of the Series A Preferred Shares (the "Series A Conversion Shares"), to issue, sell and deliver the Series A Preferred Shares upon exercise of the Warrant ("Warrant Shares") and to issue and deliver Common Stock issuable upon conversion of the Warrant Shares (the "Warrant Conversion Shares").

                  (b) Except as provided in SCHEDULE II the Company has no subsidiaries and does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation, or (ii) any participating interest in any

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partnership, joint venture or other non-corporate business enterprise, or
(iii) control, directly or indirectly, any other entity.

         Section 2.2.      AUTHORIZATION OF AGREEMENTS, ETC.

                  (a) The execution and delivery by the Company of this Agreement and the 1994 Registration Rights Agreement, the 1994 Voting Agreement, the Initial Stockholders' Agreement and the Warrant, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Series A Preferred Shares and the Warrant Shares and the issuance and delivery of the Series A Conversion Shares and the Warrant Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation of the Company, as amended or supplemented (the "Charter"), or the By-Laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) The Series A Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the 1994 Registration Rights Agreement and the 1994 Voting Agreement. The Series A Conversion Shares, the Warrant Shares and the Warrant Conversion Shares have been duly reserved for issuance upon exercise or conversion of the Series A Preferred Shares, the Warrant or the Warrant Shares, as the case may be, and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock or Series A Preferred Shares, as the case may be, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the 1994 Registration Rights Agreement and the 1994 Voting Agreement. Neither the issuance, sale or delivery of the Series A Preferred Shares nor the issuance or delivery of the Series A Conversion Shares, the Warrant Shares or the Warrant Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

         Section 2.3.      VALIDITY.

         This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The 1994 Registration Rights Agreement, the 1994 Voting Agreement, the Initial Stockholders Agreement and the Warrant when each is executed and delivered in accordance with this Agreement,

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will constitute legal, valid and binding obligations of the Company, enforceable in accordance with the terms of each instrument.

         Section 2.4.      AUTHORIZED CAPITAL STOCK.

         Immediately prior to the Closing, the authorized capital stock of the Company will consist of (i) 5,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), of which 3,525,000 shares have been designated Series A Convertible Preferred Stock, and (ii) 30,000,000 shares of Common Stock. Immediately prior to the Closing, 6,444,445 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and no shares of Series A Convertible Preferred Stock will have been issued. The stockholders of record of the Company and the number of shares of Common Stock held by each are set forth in the attached SCHEDULE IV, and except as contemplated by this Agreement, there are no subscriptions, warrants, options, convertible securities, and other rights (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company. At the Closing, the Company will grant an option to
J. David Toole, III to purchase 355,555 shares of Common Stock at $.15 per share (the "Toole Option"). The Company has adopted, or will adopt after the Closing, a 1994 Stock Option Plan providing for the issuance of not more than 200,000 shares of Common Stock (the "Option Plan") and form of option agreements in the form heretofore delivered to counsel for the Purchasers for the issuance of options to purchase shares of the Company's Common Stock to employees and consultants of the Company and members of the Board of Directors who are not employees. Except for the shares of Common Stock issuable upon the conversion of the Series A Preferred Shares and the Warrant Shares, and the 200,000 and 355,555 shares of Common Stock reserved for issuance pursuant to the Option Plan and the Toole Option, respectively, no shares of Common Stock or other capital stock of the Company are reserved for possible future issuance. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as EXHIBIT B, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached
SCHEDULE II or SCHEDULE IV, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock or capital stock of the Company, (ii) no subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, equity securities any evidence of indebtedness or asset. Except as provided for in the Charter, or as set forth in the attached SCHEDULE II or SCHEDULE IV, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the 1994 Voting Agreement referred to in Article IV, Section 4.01(e) and as provided in this Agreement, to the best of the Company's knowledge, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating

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to any securities of the Company or any of its subsidiaries (whether or not the
Company or any of its subsidiaries is a party thereto), except as set forth in the attached SCHEDULE II or SCHEDULE IV. All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

         Section 2.5.      FINANCIAL STATEMENTS.

                  (a) The Company has furnished to the Purchasers the unaudited balance sheet of the Company as of December 31, 1993 ("Balance Sheet"), and the related statements of operations, changes in partners' deficiency and cash flows of the Company for the year ended December 31, 1993. All such financial statements have been prepared in accordance with the generally accepted accounting principles consistently applied and fairly present the financial position of the Company as of such dates and the results of its operations for the periods then ended. Since the date of the Balance Sheet, other than as disclosed in SCHEDULE II, (i) there has been no material change in the assets, liabilities or financial condition of the Company from that are reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse, and (h) none of the business, prospects, financial condition, operations, property or affairs of the Company have been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

                  (b)      Except as provided in documents referred to in
SCHEDULE V hereto, the Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), including, without limiting the generality of the foregoing, any tax liabilities due or to become due, not reflected in the above referred to financial statements, except (i) obligations and liabilities incurred after the date of the Balance Sheet in the ordinary course of business that are not individually or in the aggregate material, and
(ii) obligations and liabilities incurred in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles. Without limiting the generality of the foregoing, the Company does not know, and has no reasonable ground to know, of any basis for the assertion against the Company as of the date hereof of any material liabilities (not reflected in SCHEDULE WA) or the above referred to financial statements.)

         Section 2.6.      EVENTS SUBSEQUENT TO THE DATE OF THE BALANCE SHEET.

         Since the date of the Balance Sheet, other than as disclosed on
Schedule 11, the Company has not (i) issued any stock, bond or other corporate security or partnership interest, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business and in connection with the development of the Company's restaurants, (iv) declared or made any

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payment or distribution to stockholders or partners or purchased or redeemed any share of its capital stock or partnership interests or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than all liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive licenses with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except rights or licenses granted in the ordinary course of business to licensees of the Company, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any material change in officer compensation, (x) made any material change in the manner of business or operations, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby, (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing, or (xiii) engaged in any transaction with any director, officer, employee, stockholder or partner of the Company.

         Section 2.7.      LITIGATION:  COMPLIANCE WITH LAW.

         Other than (a) routine litigation occurring in the ordinary course of business which the Company is adequately insured against and which is listed on
SCHEDULE II, (b) the matters described in the attached SCHEDULE II, or (c) in the case of a threatened action, suit, claim, proceeding or investigation, one that is not material to the Company or its business, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, State, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and to the Company's knowledge, there is no basis for any of the foregoing. Except as described in the attached SCHEDULE II, the Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, properties or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, State, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as described in the attached Schedule II, there is no action or suit by the Company pending or threatened against others. The Company has complied in all material respects with all laws, rules, regulations and orders which are material and applicable to its business, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted in all material respects, including all laws regulating the development and operation of restaurants and all applicable environmental laws. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or

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restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

         Section 2.8.      PROPRIETARY INFORMATION OF THIRD PARTIES.

         Except as disclosed in the attached SCHEDULE II, no third party has claimed or has reason to claim that any person now or previously employed or engaged as a consultant by the Company has (a) violated or, to the Company's knowledge, may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or, to the best of the Company's knowledge, may be disclosing or utilized or, to the best of the Company's knowledge, may be utilizing any trade secret or proprietary information or documentation of such third party or violated any confidential relationship which such person may have had with such third party in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. Except as described in the attached Schedule 11, no third party has requested information from the Company which reasonably suggests that such a claim might be contemplated. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

         Section 2.9.      TITLE TO PROPERTIES.

         The Company has good and marketable title to its properties and assets reflected on the Balance Sheet, or acquired by it since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company, except as reflected on the Balance Sheet or, with respect to properties and assets acquired after the date of the Balance Sheet, except as disclosed in the attached SCHEDULE II.

         Section 2.10.     LEASEHOLD INTERESTS.

         Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, without any material default of the

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Company thereunder and, to the best of the Company's knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

         Section 2.11.     INSURANCE.

         The Company holds valid policies covering all of the insurance required to be maintained by it under Section 5.05 (except for policies indicated to be obtained after, Closing).

         Section 2.12.     TAXES.

         The Company has filed all tax returns, Federal, state, county and local, required to be filed by it and, with respect to such state, county and local returns, if not filed would have a material adverse effect on its financial condition or operations, and the Company paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Except as set forth in the attached Schedule 11. neither the Company nor any of its stockholders have ever filed a consent pursuant to Section 341(f) of the Internal Revenue Code ("Code"), relating to collapsible corporations.

         Section 2.13.     OTHER AGREEMENTS.

         Except as set forth in the attached SCHEDULE V(A) and the documents to be executed in connection with the transactions contemplated by this Agreement, the Company is not a party to or otherwise bound by any written or oral contract or instrument or, to the knowledge of the Company, other restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. Except as set forth in the attached SCHEDULE V(B), the Company is not a party to or otherwise bound by any written or oral:

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                  (a)      contract with any labor union (and, to the knowledge
of the Company, no organizational effort is being made with respect to any of its employees);

                  (b) contract or other commitment with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms pursuant to which the Company has or is expected to purchase in excess of $50,000 worth of products or services during any twelve month period;

                  (c) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

                  (d) contract for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

                  (e) bonus, pension, profit sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);

                  (f) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

                  (g) guaranty of any obligation for borrowed money or otherwise;

                  (h) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

                  (i) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

                  (j) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock, partnership interest or any of its other equity securities;

                  (k) assignment, license or other agreement with respect to any form of intangible property;

                  (l) agreement under which it has granted any person any registration rights, other than the 1994 Registration Rights Agreement;

                  (m) agreement under which it has limited or restricted its right to compete with any person in any respect;

                  (n) other contract or group of related contracts with the same party involving more than $25,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less; or

                  (o) other contact, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on Form S-1 pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933 (the "Securities Act") if the Company were registering securities under the Securities Act.

         The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default, in any material respect, (with due notice or lapse of time or both), under any lease, agreement, or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company is not in violation of any provision of its Charter or By-Laws. The Company has no present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement in all material respects, and the Company has no knowledge of any breach and has received no written notice of any anticipated breach by the other party to any contract or commitment to which the Company is a party.

         Section 2.14.     PATENTS, TRADEMARKS, ETC.

         Set forth in SECTION II is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use, free and clear of all liens, claims and restrictions, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary to the conduct of its business as conducted and as currently planned to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). The Company is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. To the best of the Company's knowledge, all proprietary technology developed by and belonging to the Company and material to its business which has not been patented has been kept confidential by the Company, its employees and licensees. Except as set forth in SCHEDULE II, the Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the proprietary products or proposed proprietary services of the Company that are material to its business.

         Section 2.15.     LOANS AND ADVANCES.

         Except as described in the attached SCHEDULE II, the Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

         Section 2.16. ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS.

         The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         Section 2.17.     SIGNIFICANT SUPPLIERS AND LICENSEES.

         No supplier or licensee during the period covered by the financial statements referred to in Section 2.05 or which has been material to the Company thereafter, has terminated, materially reduced or, to the knowledge of the Company, threatened to terminate or materially reduce its provision of products or services to the Company or has terminated or materially amended or modified a license agreement.

         Section 2.18.     GOVERNMENTAL APPROVALS.

         Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the 1994 Voting Agreement, the Initial Stockholders Agreement, the Warrant or the 1994 Registration Rights Agreement, or the issuance, sale and delivery of the Series A Preferred Shares or, upon conversion thereof, the issuance and delivery of the Series A Conversion Shares, the issuance, sale and delivery of the Warrant Shares or the issuance and delivery of the Warrant Conversion Shares, other than
(i) filings pursuant to Federal and State securities laws (all of which filings have been or, with respect to those filings which may be duly made after the Closing will be, made by or on behalf of the Company) in connection with the sale of the Series A Preferred Shares, and (ii) with respect to the 1994 Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to Federal and state securities laws.

         Section 2.19.     DISCLOSURE.

         This Agreement, including any Schedule or Exhibit to this Agreement, does not contain an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company.

         Section 2.20.     OFFERING OF THE SERIES A PREFERRED SHARES.

         Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Series A Preferred Shares or any security of the Company similar to the Series A Preferred Shares has offered the Series A Preferred Shares or any such similar security for sale to, or solicited any offer to buy the Series A Preferred. Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Series A Preferred Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Series A Preferred Shares to the registration provisions of the Securities Act.

         Section 2.21.     BROKERS.

         Except as set forth in the attached SCHEDULE II, the Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         Section 2.22.     OFFICERS.

         Set forth in SCHEDULE II is a list of the names of the officers of the Company, together with the title or job classification of each such person. Except as set forth in SCHEDULE II, none of such persons has an employment agreement or understanding, whether oral or written, with the Company or any of its subsidiaries, which is not terminable on notice by the Company or such subsidiary, without cost or other liability to the Company or such subsidiary.

         Section 2.23.     TRANSACTIONS WITH AFFILIATES.

         Except as set forth in the attached SCHEDULE II, no director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than five percent of the outstanding capital stock thereof, is presently or contemplated to be a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

         Section 2.24.     EMPLOYEES.

         Each of the officers of the Company, each key employee and each other employee now employed by the Company who has access to proprietary business information of the Company including, without limitation, the Company's recipes, operating system, business strategy and other information related to the operations of the Company, has executed an Employee Confidential Disclosure Agreement substantially in the form of Exhibit C attached hereto (collectively, the "Confidentiality Agreements"), and the Confidentiality Agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended.

         Section 2.25.     U.S. REAL PROPERTY HOLDING CORPORATION.

         The Company is not now and has never been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and
Section 1.987-2(b) of the Regulations promulgated by the Internal Revenue
Service.

         Section 2.26.     LICENSE.

         Except as set forth in SCHEDULE II, all of the Company's license agreements are in good standing, full force and effect as of the date hereof and no party to any such agreements is in material default thereof.

         Section 2.27.     RESTAURANTS UNDER DEVELOPMENT.

         SCHEDULE II describes all currently outstanding plans, arrangements, contracts, agreements or negotiations relating to the purchase, development, construction or renovation of restaurants by the Company.

         Section 2.28.     COMPLIANCE WITH FRANCHISE LAWS.

         The Company has complied with the applicable laws, rules and regulations relating to franchising in all jurisdictions where the conduct of the Company's business requires such qualification to the extent necessary such that any failure to so comply will not have a material adverse effect upon the Company or its operations.

                                  ARTICLE III.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser severally represents and warrants to the Company that:

                  (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Series A Preferred Shares;

                  (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits, of its investment in the Company and it is able financially to bear the risks thereof;

                  (c) it has received and reviewed the financial statements and projections of the Company, and it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

                  (d) it has made an independent investigation of the business of the Company and is making this investment as a result of this investigation and not as a result of any projections made by the Company;

                  (e) the Series A Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

                  (f) it understands that (i) the Series A Preferred Shares and the Series A Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) or Section 3(b) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Series A Preferred Shares and, upon conversion thereof, the Series A Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Series A Preferred Shares and the Series A Conversion Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect;

                  (g) if an entity and not a natural person, it is validly existing under the laws of the state of its organization and the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of, state law or its Charter or other organizing documents; and

                  (h) it has full right, power and authority to execute this Agreement, the 1994 Voting Agreement, the Initial Stockholders Agreement, the Warrant (to the extent a party thereto) and the 1994 Registration Rights Agreement and to perform its obligations hereunder and thereunder.

                                   ARTICLE IV.

                            CONDITIONS TO THE CLOSING

         Section 4.1.      CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS.

         The obligations of each Purchaser to purchase and pay for the Series A Preferred Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date@, of the following conditions:

                  (a) PERFORMANCE. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Chief Executive Officer of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this
Article IV have been satisfied.

                  (b) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

                  (c) SUPPORTING DOCUMENTS. The Purchasers and their counsel shall have received copies of the following documents:

                        (i) (A) the Charter, certified as of a recent date by the Secretary of State of the State of Florida, which Charter shall contain the terms of the Series A Convertible Preferred Stock agreed upon by the parties hereto, and (B) a certificate of said Secretary dated as of a recent date as to the active status of the Company and listing all documents of the Company on file with said Secretary;

                        (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-Laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the 1994 Registration Rights Agreement, the 1994 Voting Agreement, the Initial Stockholders' Agreement and the Warrant, the issuance, sale and delivery of the Series A Preferred Shares and the reservation, issuance and delivery of the Series A Conversion Shares, the Warrant Shares and the Warrant Conversion Shares and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the 1994 Registration Rights Agreement, the 1994 voting Agreement, the Initial Stockholders' Agreement and the Warrant; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the 1994 Registration Rights Agreement, the 1994 Voting Agreement, the Initial Stockholders' Agreement and the Warrant, the stock certificates representing the Series A Preferred Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

                  (d) 1994 REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the 1994 Registration Rights Agreement in the form attached as EXHIBIT A.

                  (e) 1994 VOTING AGREEMENT. Each of the Purchasers and the Company shall have executed and delivered the 1994 Voting Agreement in the form attached as EXHIBIT D.

                  (f) CHARTER. The Charter, including the Certificate of Designation containing the terms of the Series A Convertible Preferred Stock, shall read in its entirety as set forth in EXHIBIT B.

                  (g) TRANSACTION FEES AND EXPENSES. The Company shall have paid in accordance with Section 7.01 the fees and disbursements of a single Purchaser's counsel invoiced at the Closing.

                  (h) PURCHASE BY OTHER PURCHASERS. Each Purchaser shall have purchased and paid for the Series A Preferred Shares being purchased by it on the Closing Date, and the aggregate purchase price paid by all Purchasers for the Series A Preferred Shares being purchased by them on the Closing Date shall be at least $1,500,000.

                  (i) CONFIDENTIALITY AGREEMENT. The Company shall have entered into confidentiality agreements with those employees listed in Schedule II in a form and subject to terms acceptable to the Purchasers.

                  (j) PROPOSED 1994 BUDGET. The Company shall have provided to the Purchasers a proposed 1994 budget, assuming the sale of $3,000,000 of Series A Preferred Shares in this offering.

                  (k) WARRANTS. The Company shall have executed and delivered the Warrants as instructed by Grace Ventures Partnership III, L.P. ("Grace Ventures").

                  (l) INITIAL STOCKHOLDERS' AGREEMENT. Each of the Initial Stockholders, the Purchasers and the Company shall have executed and delivered the Initial Stockholders' Agreement in the form attached as EXHIBIT E.

                  (m) 1993 FINANCIAL STATEMENTS. The Company shall have delivered the unaudited consolidated. financial statements for the year ending December 31, 1993.

                  (n) OPINION OF COUNSEL. The Purchasers shall have received from Charles D. Barnett, counsel for the Company, an opinion dated the Closing Date, in a form reasonably acceptable to Purchasers' counsel.

                  (o) NONSOLICITATION AGREEMENT. The Company shall have entered into a nonsolicitation agreement, in a form reasonably satisfactory to Purchasers' counsel, from J. David Toole, III.

                  (p) ADDITIONAL AGREEMENTS. The Company shall have delivered such other agreements and instruments as the Purchasers shall have reasonably requested.

         All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

         Section 4.2.   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.

         The obligation of the Company to sell the Series A Preferred Shares being sold by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

                  (a) 1994 REGISTRATION RIGHTS AGREEMENT. The Purchasers shall have accepted the terms of and executed and delivered the 1994 Registration Rights Agreement.

                  (b) PURCHASE BY OTHER PURCHASERS. Each Purchaser shall have purchased and paid for the Series A Preferred Shares being purchased by it on the Closing Date, and the aggregate purchase price paid by all Purchasers for the Series A Preferred Shares being purchased by them on the Closing Date shall be at least $1,500,000.

                  (c) ACCREDITED INVESTOR STATUS. The Company shall have received documentation from each Purchaser indicating that he or it is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

                  (d) ADDITIONAL AGREEMENTS. The Purchasers shall have delivered such other agreements and instruments as the Company shall have reasonably requested.

                                   ARTICLE V.

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with each Purchaser that so long as any of the Series A Preferred Shares, the Warrants or the Warrant Shares are outstanding:

         Section 5.1.      FINANCIAL STATEMENTS, REPORTS, ETC.

         The Company shall furnish:

                  (a) to each Purchaser, within ninety (90) days after the end of each fiscal year of the Company, or as soon as practicable thereafter, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by Coopers & Lybrand or such other "Big 6" accounting firm selected by the Board of Directors of the Company and an annual report containing a narrative discussion of the results of the Company's operations for the past fiscal year and the status of the Company's liquidity and capital resources as of the end of such year materially conforming to the disclosure requirements contained in Item 303 of Regulation S-K or Regulation S-B, if applicable, under the Securities Act;

                (b) to each Purchaser owning more than 500,000 share (as the same may be adjusted for stock splits, stock dividends, recapitalizations, reclassifications or other similar events) ("Major Purchaser") within thirty
(30) days after the end of each month a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, or the principal accounting officer if the Company does not have a Chief Financial Officer, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year; provided that the Company's obligations under this Section 5.01 shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities where the Company becomes and continues to be subject to the reporting requirements of the Securities Exchange Act of 1934;

                  (c) to each Purchaser, at the time of delivery of each annual financial statement pursuant to Section 5.01(a), a certificate executed by the Chief Financial Officer of the Company, or the principal accounting officer if the Company does not have a Chief Financial Officer, stating that he has reviewed this Agreement and the Series A Convertible Preferred Stock and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement, or the series A Convertible Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof;

                  (d) to each Major Purchaser, at the time of delivery of each monthly statement pursuant to Section 5.01(b), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations; and

                  (e) to each Purchaser, within thirty (30) days prior to the end of each fiscal year, an annual business plan.

         Section 5.2.      RIGHT OF FIRST REFUSAL.

                  (a) The Company shall, prior to (or as soon thereafter as is reasonably practical) any issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to each Purchaser continuing to hold at least fifty percent (50%) of the Series A Preferred Shares purchased hereby (the "Eligible Purchaser") by written notice the right, for a period of thirty (30) days, to purchase a pro rata amount (based on the percentage ownership of the Common Stock of the Company assuming the conversion of the Series A Preferred Shares) of such securities on the same terms and conditions for which such securities are to be issued (unless the Eligible Purchaser is unable to meet such terms and conditions, in which case the Eligible Purchaser shall purchase such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued); provided, however, that the first refusal rights of the Eligible Purchasers pursuant to this Section 5.02 shall not apply to securities issued (A) upon the exercise of the Warrants, (B) upon conversion of any of the Series A Convertible Preferred Stock, (C) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (D) pursuant to the Company's Option Plan, (E) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, and (F) pursuant to a firm commitment underwritten public offering. The Company's written notice to the Eligible Purchasers shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms.

         Each Eligible Purchaser may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such Eligible Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by such Eligible Purchaser.

                  (b) The Company shall be free at any time prior to one hundred twenty (120) days after the date of its notice of offer pursuant to this
Section 5.02, to offer and sell to any third party or parties the number of such securities not agreed by the Purchasers or the Eligible Purchasers, as the case may be, to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer. However, if such third party sale or sales are not consummated within such one hundred twenty (120) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.02.

                  (c) in case the Company issues any of its securities at a price per share (or at a price per share of Common Stock assuming their full conversion into Common Stock, if applicable) less than the price per share paid by each Eligible Purchaser hereunder, each Eligible Purchaser shall have a right of over-allotment such that if any Eligible Purchaser fails to exercise such Eligible Purchaser's right hereunder to purchase such Eligible Purchaser's full proportionate share of the securities proposed to be issued (the "Incomplete Purchasers"), the Purchasers purchasing their full respective proportionate share of such securities (the "Complete Purchasers") may purchase the portion of such securities which has not been purchased by the Incomplete Purchasers as hereinafter provided. The Complete Purchasers shall have ten (10) days from the date notice is given by the Company to the Complete Purchasers that such Incomplete Purchasers have rejected or failed to accept their right to purchase their proportionate share of securities, to agree to purchase up to such Complete Purchaser's proportionate share of such securities not purchased by the Incomplete Purchasers. Notwithstanding anything in Section 5.02(b) to the contrary, as used in this Section 5.02(c) with respect to the Complete Purchasers only, each Complete Purchaser's "proportionate share" shall be calculated by excluding from the denominator of the fraction the total number of shares of Common Stock of any Incomplete Purchaser and the total number of shares of Common Stock into which the shares of such Incomplete Purchaser's Preferred Stock or other convertible securities, if any, are convertible.

         Section 5.3.      RESERVE FOR SHARES.

         The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series A Convertible Preferred Stock, for the purpose of issuing such shares upon the exercise of the Warrants, such number of its duly authorized shares of Series A Convertible Preferred Stock as shall be sufficient for the exercise of the Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series A Convertible Preferred Stock and the Warrant Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Series A Convertible Preferred Stock from time to time outstanding and the Warrant Shares or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Series A Convertible Preferred Stock or Common Stock shall not be sufficient for the exercise of the Warrant or to effect the conversion of the Series A Convertible Preferred Stock and the Warrant Shares and otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Series A Convertible Preferred Stock or Common Stock, as applicable, to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Series A Convertible Preferred Stock upon the exercise of the Warrant or Common Stock upon conversion of the Series A Convertible Preferred Stock or the Warrant Shares.

         Section 5.4.      CORPORATE EXISTENCE.

         The Company shall maintain and cause any subsidiary which it may create to maintain their respective corporate existence, rights and franchises in full force and effect; provided however, that the Company may liquidate or merge any subsidiary into the Company if the Board of Directors deems such action appropriate.

         Section 5.5.      PROPERTIES, BUSINESS, INSURANCE.

         The Company shall maintain and cause any subsidiary which it may create to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. The Company will apply for, and make a good faith effort to obtain, key man executive life and disability insurance policies on each of John Y. Brown, Jr. and J. David Toole, III, each in the amount of $2,000,000 with the Company named as the sole beneficiary of such policy. The Company will pay all premiums and take whatever action is necessary to maintain the policy in effect for one year, and such period may be extended upon the determination of the Board of Directors.

         Section 5.6.      RESTRICTIVE AGREEMENTS PROHIBITED.

         Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the 1994 Registration Rights Agreement, the 1994 Voting Agreement, the Initial Stockholders' Agreement or the Warrant.

         Section 5.7.      TRANSACTIONS WITH AFFILIATES.

         Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than five percent of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than five percent of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment and transactions on terms which are no less favorable than could be obtained with an independent third party in an arm's length transaction and which are approved by a majority of the disinterested directors of the Company.

         Section 5.8.      EXPENSES OF DIRECTORS.

         The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

         Section 5.9.      USE OF PROCEEDS.

         The Company shall use the proceeds from the sale of the Series A Preferred Shares for expansion and working capital. Additionally, if more than $3,000,000 of the Series A Preferred Shares are sold by the Company, the amount in excess of $3,000,000 shall be used to repay the pre-existing debt of John Y. Brown, Jr. No other distributions from the proceeds of this offering may be made to the Initial Stockholders while the Series A Preferred Stock is outstanding except that to the extent that there remains debt owed to John Y. Brown, Jr., such debt may, be repaid upon the occurrence of any one of the following: (i) four consecutive quarters of positive earnings before taxes and interest ("EBIT"); (ii) if the Warrant is exercised, two consecutive quarters of positive EBIT; or (iii) if the Warrant is exercised and the Company sells additional shares, provided that such repayment shall not inhibit the Company's growth as reasonably determined by the outside members of the Board of Directors.

         Section 5.10.     BOARD OF DIRECTORS MEETINGS.

         The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least quarterly as well as to obtain directors and officers insurance coverage as approved by the Board of Directors.

         Section 5.11.     COMPENSATION.

         The Company shall pay to its officers compensation as determined by the Board of Directors upon the recommendation of the compensation committee of the Board of Directors.

         Section 5.12.     BY-LAWS.

         The Company shall at all times cause its By-Laws to provide that, unless otherwise required by the laws of the state of Florida, any holders of at least twenty-five percent (25%) of the outstanding Series A Convertible Preferred Stock or any two directors shall have the right to call a meeting of the stockholders. The Company shall at all times maintain provisions in its By-Laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the state of Florida.

         Section 5.13.     PERFORMANCE OF CONTRACTS.

         The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, the Employment Agreement of J. David Toole, III or the Confidentiality Agreements without the consent of the member of the Company's Board of Directors elected by the holders of Series A Convertible Preferred Stock voting as a separate class.

         Section 5.14.     PROPRIETARY INFORMATION AGREEMENTS.

         The Company shall use its best efforts to obtain and cause any subsidiary which it may create to use their best efforts to obtain, a Confidentiality Agreement in substantially the form of Exhibit C hereto from all present and future officers, key employees and other employees who will have access to confidential information of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries.

         Section 5.15.     MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES.

         The Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary which it may create, except to the Company or another subsidiary which it may create, or permit any subsidiary which it may create to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary which it may create, except to The Company or another subsidiary which it may create.

         Section 5.16.     DISTRIBUTIONS BY SUBSIDIARIES.

         The Company shall not permit any subsidiary which it may create to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another subsidiary which it may create.

         Section 5.17.     COMPLIANCE WITH LAWS.

         The Company shall comply, and cause each subsidiary to comply with, all applicable laws, rules, regulations and orders, non-compliance with which could materially adversely affect its business or condition, financial or otherwise, including all laws relating to the offer and sale of franchises, and the development and operation of the restaurants and applicable environmental laws.

         Section 5.18.     KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

         The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         Section 5.19.     U.S. REAL PROPERTY INTEREST STATEMENT.

         Upon a written request by any Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1. 897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Purchaser shall be delivered to such Purchaser within ten (10) days of such Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 5.19 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

         Section 5.20.     INITIAL PUBLIC OFFERING.

         If and when the Company has an initial public offering of equity securities, the Company will use its best efforts to make available to the Purchasers on a pro-rata basis up to five percent (5%) of the shares offered by the Company in the Company's initial public offering; however, in any case, the Company shall make available to the Purchasers a total of one percent (1%) of the shares offered by the Company in the Company's initial public offering.

                                   ARTICLE VI.

     ADDITIONAL SERIES A CONVERTIBLE PREFERRED STOCK COVENANTS

         Section 6.1.      SPECIAL CLASS VOTE.

         Except where the vote or written consent of the holders of a greater number of shares of the Company is required by law or by the Charter, and in addition to any other vote required by law or the Charter, until the consummation of the first firm commitment underwritten public offering of the Company's Common Stock pursuant to an effective Registration Statement on Form S-I or SB-2 (or its then equivalent) under the Securities Act (the "Initial Public Offering"), where the aggregate sales price of the Common Stock (before deduction of underwriting discounts and expenses of sale) is not less than $10,000,000, the Company covenants and agrees with each Purchaser of Series A Preferred Shares that, at any time when Series A Preferred Shares or Series A Conversion Shares are outstanding, without the approval of the holders of at least two-thirds of the then outstanding Series A Conversion Shares (on an as-if converted basis), given in writing or by vote at a meeting and consenting or voting (as the case may be) together the Company will not:

                  (a) create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the payment of dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company, or increase the authorized amount of the Series A Convertible Preferred Stock, or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the payment of dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the payment of dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company, whether any such creation, authorization or increase shall be by means of amendment to the Charter or by merger, consolidation or otherwise;

                  (b) amend, alter or repeal, whether by merger, consolidation or otherwise, the Charter of the Company; provided, however, that the Charter may be amended to provide for an increase in the authorized preferred stock of the Company or the creation and issuance of any other capital stock of the Company ranking junior in all respects to the Series A Convertible Preferred Stock;

                  (c) merge, consolidate, enter into a share exchange or engage in any other transactions in which the Company is not the surviving entity or in which control of the Company has been transferred to another entity; provided however, that so long as John Y. Brown, Jr. is a member of the Board of Directors this Section 6.01(c) shall not apply and Section 6.02 shall apply;

                  (d) engage in any transaction that would be considered a "deemed dividend" transaction under Section 305 of the Code;

                  (e) consent to any liquidation, dissolution, winding up of the Company or the sale or transfer of all or substantially all of its assets;

                  (f)   amend, alter or repeal the Company's By-Laws;

                  (g) purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Convertible Preferred Stock; (h) redeem or otherwise acquire any shares of Series A Convertible Preferred Stock; or (i) permit the sale, assignment or transfer of options issued pursuant to the Company's Option Plan prior to vesting.

         Section 6.2.      MERGER, ETC.

         In the event that any shares of Series A Convertible Preferred Stock are outstanding and John Y. Brown, Jr. is a member of the Board of Directors, the Company may not merge, consolidate, enter into a share exchange or engage in any other transaction in which the Company is not the surviving entity or in which effective control of the Company has been transferred to another entity if all of the Major Purchasers have voted against such transaction.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         Section 7.1.      EXPENSES.

         Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated; provided, however, that the Company shall pay the fees and disbursements of the Purchasers' special counsel, Fulbright & Jaworski L.L.P. (which legal fees shall not exceed $30,000) in connection with such transactions and the subsequent amendment or enforcement thereof.

         Section 7.2.      SURVIVAL OF AGREEMENTS.

         All covenants, agreements, representations and warranties made herein or in the 1994 Registration Rights Agreement, the Warrants or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement or the 1994 Registration Rights Agreement or the Warrants shall survive the execution and delivery of this Agreement, the 1994 Registration Rights Agreement, the Warrants, the issuance, sale and delivery of the Series A Preferred Shares, and the issuance and delivery of the Series A Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

         Section 7.3.      BROKERAGE.

         Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         Section 7.4.      PARTIES IN INTEREST.

         All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and, assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefitting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Series A Preferred Shares or Series A Conversion Shares.

         Section 7.5.      NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or telexed in the case of non-U.S. residents, addressed as follows:

                  (a)      If to the Company:

                           4801 South University Drive, Suite 304
                           East Davie, Florida  33328
                           Attention:  Chief Executive Officer

                  (b)      If to any Purchaser, at the address of
                           such Purchaser set forth in SCHEDULE 1,
                           with copies to:

                           Paul Jacobs, Esq.
                           Fulbright & Jaworski L.L.P.
                           666 Fifth Avenue
                           New York, New York  10103

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         Section 7.6.      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         Section 7.7.      ENTIRE AGREEMENT.

         This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

         Section 7.8.      COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of.which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 7.9.      AMENDMENTS.

         This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Common Stock issued or issuable upon conversion of the Series A Preferred Shares, or in the case of Article V, the holders of at least two-thirds of the outstanding shares of Common Stock issued and issuable upon conversion of the Series A Convertible Preferred Stock, voting as a separate class.

         Section 7.10.     SEVERABILITY.

         If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         Section 7.11.     TITLES AND SUBTITLES.

         The titles and subtitles used in this Agreement are for convenience only, and are not to be considered in construing or interpreting any term or provision of this Agreement.

         Section 7.12.     CERTAIN DEFINED TERMS.

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defused):

                  (a) "affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

                  (b) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

                  (c) "subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                        ROADHOUSE GRILL, INC.

Attest:

 /s/ CHARLES D. BARNETT                 By: /s/ JOHN D. TOOLE, III
- -----------------------------               ---------------------------------
Charles D. Barnett, Secretary                   Its: President


                                        PURCHASERS:


                                        _____________________________________

                                        _____________________________________

                                        _____________________________________

                                        _____________________________________



FOR PURPOSES OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III


/s/  JOHN Y. BROWN, JR.                 /s/ J. DAVID TOOLE, III
- ----------------------                  ------------------------
John Y. Brown, Jr.                      J. David Toole, III

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                        ROADHOUSE GRILL, INC.

Attest:

___________________________             By:__________________________________
________________, Secretary                    Its:__________________________


                                        PURCHASERS:

                                        GRACE VENTURES PARTNERSHIP III

                                        By:    Horn Venture Partners II

                                               /s/ ROBERT E. PEDIGO
                                               ------------------------------
                                               Robert E. Pedigo
                                               General Partner


                                        _____________________________________

                                        _____________________________________

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                        ROADHOUSE GRILL, INC.

Attest:


___________________________             By: _________________________________
________________, Secretary                    Its: _________________________


                                        PURCHASERS:

                                        /s/ ILLEGIBLE
                                        -------------------------------------

                                        -------------------------------------

                                        -------------------------------------

                                        -------------------------------------

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                        ROADHOUSE GRILL, INC.

Attest:
___________________________             By: _________________________________
_______________, Secretary                     Its: _________________________



                                        PURCHASERS:

                                        /s/ J. PETER GRACE
                                        -------------------------------------

                                        -------------------------------------

                                        -------------------------------------

                                        --------------------------------------

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                        ROADHOUSE GRILL, INC.

Attest:

___________________________             By: _________________________________
________________, Secretary                    Its: _________________________


                                        PURCHASERS:

                                        /s/ ILLEGIBLE
                                        -------------------------------------

                                        -------------------------------------

                                        -------------------------------------

                                        -------------------------------------

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                      ROADHOUSE GRILL, INC.

Attest:

___________________________           By: _________________________________
________________, Secretary                  Its:__________________________


                                      PURCHASERS:

                                      DAVID WALTER ROBBINS, INC.
                                      DECLARATION OF TRUST
                                      DATED OCTOBER 31, 1991

                                      By: /s/ DAVID WALTER ROBBINS, JR., TRUSTEE
                                          ----------------------------------
                                          David Walter Robbins, Jr.
                                          Trustee

                                       -------------------------------------

                                       -------------------------------------

                                       -------------------------------------

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                        ROADHOUSE GRILL, INC.

Attest:

/s/ CHARLES D. BARNETT                  By: /s/ JOHN D. TOOLE, III
- -----------------------------               ---------------------------------
Charles D. Barnett, Secretary                  Its: President


                                        PURCHASERS:

                                        BANQUE SCANDINAVE EN SUISSE

                                        By:/s/ ILLEGIBLE
                                           ----------------------------------
                                               Its:
                                                   --------------------------


                                        -------------------------------------

                                        -------------------------------------

                                        -------------------------------------

FOR PURPOSES OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III


/s/ JOHN Y. BROWN, JR.                  /s/ J. DAVID TOOLE, III
- -----------------------------           -------------------------------------
John Y. Brown, Jr.                      J. David Toole, III

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                        ROADHOUSE GRILL, INC.

Attest:

________________________________       By:___________________________________
_____________________, Secretary               Its:__________________________


                                        PURCHASERS:

                                        BERJAYA GROUP (CAYMAN) LTD.

                                        By: /s/ ILLEGIBLE
                                            ---------------------------------
                                               Its: Chairman
                                                    -------------------------


                                        -------------------------------------

                                        -------------------------------------

                                        -------------------------------------



FOR PURPOSES OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III



- --------------------------------        -------------------------------------
John Y. Brown, Jr.                      J. David Toole, III

                                   SCHEDULE I
                                   PURCHASERS

                                                       NUMBER OF
                                                       SERIES A                          AGGREGATE
                                                       PREFERRED                         PURCHASE PRICE
NAME AND MAILING                                       SHARES TO                         FOR SERIES A
ADDRESS OF PURCHASER                                   BE PURCHASED                      PREFERRED SHARES
- --------------------                                   ------------                      ----------------

Grace Ventures Partnership III, L. P.                  800,000                           $1,200,000
20300 Stevens Creek Blvd.
Cupertino, CA  95014

J. Peter Grace                                         50,000                            $75,000
c/o Mr. Frank Vest
The Catterton Group, Inc.
10 Hale Street, Suite 205
P. 0. Box 1871
Charleston, West Virginia  25327

J. P. Bolduc                                           50,000                            $75,000
c/o W. R. Grace & Co.
One Town Center Road
Boca Raton, FL  33486

David Walter Robbins, Jr.                              50,000                            $75,000
c/o, W. R. Grace & Co.
  One Town Center Road
Boca Raton, FL  33486

Dr. Christian F. Horn                                  50,000                            $75,000
c/o Grace Horn Ventures
20300 Stevens Creek Blvd.
Cupertino, CA  95014

Banque Scandinave En Suisse                            1,000,000                         $1,500,000
c/o Mr. Xavier Justo
Case Postale 901
CH-1211 Geneve 3,
Switzerland

                                                       NUMBER OF
                                                       SERIES A                          AGGREGATE
                                                       PREFERRED                         PURCHASE PRICE
NAME AND MAILING                                       SHARES TO                         FOR SERIES A
ADDRESS OF PURCHASER                                   BE PURCHASED                      PREFERRED SHARES
- --------------------                                   ------------                      ----------------

Berjaya Group (Cayman) Ltd.                            1,000,000                         $1,500,000
c/o K. P. Tan
Level 28
Shahzan Prudential Tower
30 Jalan Sultan Ismail
50250 Kuala Lumpur
Malaysia

                                   SCHEDULE II
                     TO SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

Section 2.01 (a).          QUALIFICATIONS.
                           None

Section 2.01 (b).          SUBSIDIARIES, JOINT VENTURES AND AFFILIATES.

      2.01 (b)(ii)         The Company is a member of North Miami Roadhouse
                           Grill, L.L.C., a Florida limited liability company that owns the Roadhouse Grill restaurant located at 12599 Biscayne Boulevard, North Miami, Florida 33181.
                           North Miami Roadhouse Grill, L.L.C. owns all of the issued and outstanding shares of Roadhouse Grill
                           North Miami, Inc. Roadhouse Grill North Miami, Inc.
                           holds the lease to the premises at 12599 Biscayne
                           Boulevard, North Miami, Florida 33181.

      2.01(b)(iii)         The Company may be deemed to have control over North
                           Miami Roadhouse Grill, L.L.C.

Section 2.04               AUTHORIZED CAPITAL STOCK.

                           John Y. Brown, Jr. and J. David Toole, 111, have agreed that in case of the death of John Y. Brown, Jr., J. David Toole, III shall have the right to vote the shares of the Company's common stock owned by the estate or heirs of John Y. Brown, Jr.

Section 2.05               FINANCIAL STATEMENTS AND PROJECTIONS.

                           No material change.

Section 2.06               EVENTS SUBSEQUENT TO DECEMBER 31, 1993.

                           None

Section 2.07               LITIGATION.

                           The Company is the defendant in a lawsuit entitled Roberts v. Roadhouse Grill, Inc., Case No. 93-25277, in the circuit court for Broward County, Florida. The case alleges food poisoning from the sale of bad fish. It is being handled by the Company's insurance carrier.

Section 2.09               TITLE TO PROPERTIES.

                           The Company may be subject to mechanics liens in connection with recently opened restaurants and improvements to other restaurants under development.

Section 2.11               INSURANCE.

                           The Company is in the process of obtaining key man life insurance as required under Section 5.05 of the Agreement.

Section 2.13               OTHER AGREEMENTS.

                           Reference is made to Schedule V.

Section 2.14               PATENTS, TRADEMARKS, ETC.

                           The ROADHOUSE GRILL LOGO was registered as a service mark in the state of Florida.

Section 2.15               LOANS AND ADVANCES.

                           None

Section 2.22               OFFICERS.

                           The following is a list of the names and titles of the officers of the Company:

                           John Y. Brown, Jr.     Chairman of the Board
                           J. David Toole, III    President and Chief Executive
                                                  Officer
                           Charles D. Barnett     Secretary

Section 2.23               TRANSACTIONS WITH AFFILIATES.

                           Pursuant to the terms of a series of promissory notes, the Company owes John Y. Brown, Jr. an aggregate of $1,591,000 which bears interest at 7% per annum. It is contemplated that upon the sale of 3,000,000 shares of the Company's Series A Preferred Stock, the Company will repay Mr. Brown $1,500,000.

Section 2.27               RESTAURANTS UNDER DEVELOPMENT.

                           The following are restaurants under development by the Company:

                           1. Restaurant to be located on Okeechobee Boulevard in West Palm Beach, Florida.

                           2. Restaurant to be located in the Kendall area of Miami, Florida. A lease is under negotiation but is as of now unsigned.

                                  SCHEDULE IV
                     TO SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

                           SHAREHOLDERS OF THE COMPANY

      The following is a list of shareholders of the Company, and the number of shares to be owned by each at the Closing.

NAME                                         NUMBER OF SHARES
- ----                                         ----------------

John Y. Brown, Jr.                                  5,155,555
J. David Toole, III                                   644,445
John Y. Brown, III                                    128,889
Eleanor Brown                                         128,889
Sandra Steier                                         128,889
John Y. Brown, 111, as custodian                      128,889
      for Lincoln Brown
John Y. Brown, III, as custodian                      128,889
      for Pamela Brown

                                   SCHEDULE V
                     TO SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

                                   AGREEMENTS

      Unless otherwise defined herein, terms used herein shall have the same meaning as set forth in the Series A Convertible Preferred Stock Purchase Agreement dated February 10, 1994 and in Schedule II.

A. The following is a list of certain contracts, agreements and instruments of the Company.

    1. Notes payable to John Y. Brown, Jr, in the principal amount of $1,591,000.

    2.   The 1994 Stock Option Plan.

    3. The North Miami Roadhouse Grill, L.L.C. Articles of Organization and Operating Agreement.

    4. Lease Agreement between Prudential-Bache/CNL National Net Lease Properties, Ltd. and the Company for the restaurant located at 8525 Pines Boulevard, Pembroke Pines, Florida.

    5. Sublease Agreement between Meatballs, Inc. and Roadhouse Grill North Miami, Inc. for the restaurant located at 12599 Biscayne Boulevard, North Miami, Florida.

    6. Lease Agreement between Steve Cohen, as Trustee and the Company for the restaurant located at 1580 University Drive, Coral Springs, Florida.

    7. Lease Agreement between Wise Oak Corp. and the Company for a restaurant being developed at 4201 Okeechobee Boulevard, West Palm Beach, Florida.

    8. Agreement between J. David Toole, III and John Y. Brown, Jr. dated July 12, 1992 as amended June 10, 1993.

    9. Agreement with Rodberg Construction Co. for construction and improvements of the restaurant under development by the Company at 4201 Okeechobee Boulevard, West Palm Beach, Florida.

B. The following are agreements, written or oral, to which the Company is a party that the Company is required to disclose under Section 2.13 of the
Agreement:

Section 2.13 (d)           Agreement between J. David Toole, III and John Y.
                           Brown, Jr. dated July 12, 1092, as amended June 10,
                           1993 and which has been assumed by the Company.


Section 2.13 (e)           1. 1994 Stock Option Plan.
                           2. Stock Option Agreement with J. David Toole, III.
                           3. An apartment is being furnished to certain of the
                              employees of the Company at a monthly rental of $600 per month on an interim basis.

Section 2.13 (f)           Reference is made to the notes, leases and other
                           instruments listed in Section A to this Schedule V.

Section 2.13 (i)           Reference is made to the leases listed in Section A
                           to this Schedule V.

Section 2.13 (k)           Agreement dated August 5, 1992 between John Y. Brown,
                           Jr. and G.T. McDonald Enterprises, Inc. and for which an amendment is being negotiated.

                           Agreement between Americana Entertainment Group, Inc. and John Y. Brown and David Toole dated August 1992 which was amended as of October 7, 1992.

                           Agreement between the Company and Lone Star Roasters dated as of May 17, 1993.

Section 2.13 (m)           Reference is made to the agreements listed under
                           Section 2.13 (k).

Section 2.13 (n)           Reference is made to the agreements listed in Sectio
                           A to this Schedule V.